As filed with the Securities and Exchange Commission on October 20, 2015

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
(Address of principal executive offices)

PEDEVCO Corp. 2012 Equity Incentive Plan (as amended)
(Full title of the plans)

Frank C. Ingriselli
Chief Executive Officer
PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
(Name and address of agent for service)

(855) 733-2685
(Telephone number, including area code, of agent for service)

Copy to:
David M. Loev, Esq.
John S. Gillies, Esq.
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Telephone: (713) 524-4110
Facsimile: (713) 524-4122

Indicate by check mark (☑) whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐Non-accelerated filer	☑ Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001 per share	3,000,000 shares	$0.24 (3)	$720,000	$72.50

Total	3,000,000 shares		$720,000	$72.50

(1)
This Registration Statement on Form S-8 relates to the 2012 Equity Incentive Plan, as amended (the “2012 Plan”) of PEDEVCO CORP. (the “Registrant” or the “Company”). An aggregate of 10,000,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) have been or may be issued under the 2012 Plan. Of the 10,000,000 shares, 2,000,000 shares were previously registered (the “First Previously Registered Shares”) under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-192002) and an additional 5,000,000 shares (including certain shares of restricted Common Stock and shares issuable upon exercise of options, each issued to employees of the Registrant) were previously registered (the “Second Previously Registered Shares” and together with the First Previously Registered Shares, the “Previously Registered Shares”) pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-201098). The Registrant previously paid the registration fee for the Previously Registered Shares. Registered in this Registration Statement are an additional 3,000,000 shares of Common Stock reserved for future issuance under the 2012 Plan, the offer and sale of which are being registered herein.

(2)
Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(3)
Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low selling prices per share of the Registrant’s common stock on October 19, 2015, as reported on the NYSE MKT.

EXPLANATORY NOTE

PEDEVCO Corp. (the “Registrant”) previously filed a Registration Statement on Form S-8 on October 31, 2013 (File No. 333-192002)(the “First Prior Registration Statement”), relating to the Registrant’s 2012 Equity Incentive Plan (the “2012 Plan”), the Pacific Energy Development Corp. 2012 Equity Incentive Plan (the “2012 PEDCO Plan”) and certain options granted pursuant to written stock option agreements (the “Option Agreements”). Under the First Prior Registration Statement, the Registrant registered an aggregate of 2,118,386 shares of common stock, par value $0.001 per share (“Common Stock”) to be offered and sold under the 2012 Plan, the 2012 PEDCO Plan or the Option Agreements, as applicable.

Additionally, the Registrant previously filed a Registration Statement on Form S-8 on December 19, 2014 (File No. 333-201098)(the “Second Prior Registration Statement” and together with the First Prior Registration Statement, the “Prior Registration Statements”), relating to the registration of (a) an additional 3,255,000 shares of Common Stock reserved for future issuance under the 2012 Plan; (b) 1,670,000 restricted shares of Common Stock previously issued under the 2012 Plan; and (c) 175,000 shares of Common Stock issuable upon the exercise of outstanding options granted under the 2012 Plan.

This Registration Statement relates to securities of the same class as to which the Prior Registration Statements relate. As such, and as permitted by Instruction E of Form S-8, the contents of the First Prior Registrant Statement filed by the Registrant on Form S-8 on October 31, 2013, is incorporated herein by reference and made a part of this Registration Statement, except for Items 3, 7, 8 and 9 of Part II which are being updated by this Registration Statement. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

The Board of Directors of the Registrant approved an amendment (the “Amendment”) to the 2012 Equity Incentive Plan of the Registrant on July 27, 2015 to increase the number of shares available for the grant of awards under the 2012 Equity Incentive Plan by 3,000,000 shares. The Amendment was subject to stockholder approval. On October 7, 2015, the Amendment was approved by stockholders at the Registrant’s annual meeting of stockholders. The Registrant has filed this Registration Statement to register under the Securities Act of 1933, as amended, an additional 3,000,000 shares of Common Stock reserved for future issuance under the 2012 Plan, the offer and sale of which are being registered herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We have filed the following documents with the Securities and Exchange Commission (the “Commission”), each of which is incorporated herein by reference:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 31, 2015 (the “Annual Report”);

(b) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015, filed with the SEC on May 14, 2015 and August 13, 2015, respectively;

(c) Our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 25, 2015;

(d) Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on January 14, 2015 (Form 8-K); May 1, 2015 (Form 8-K/A); May 6, 2015 (Form 8-K/A); May 6, 2015 (Form 8-K/A); May 12, 2015 (Form 8-K); May 13, 2015 (Form 8-K); May 26, 2015 (Form 8-K); July 20, 2015 (Form 8-K); September 1, 2015 (Form 8-K); and October 13, 2015 (Form 8-K); and

(e) The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on September 5, 2013 (File No. 001-35922) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

See Exhibit Index.

Item 9. Undertakings

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danville, California, on October 20, 2015.

PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank C. Ingriselli and Michael L. Peterson as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might do or could do in person, hereby ratifying and confirming all that said attorney-in-facts and agents, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank C. Ingriselli	Chief Executive Officer and Chairman (principal executive officer)	October 20, 2015
Frank C. Ingriselli

/s/ Michael L. Peterson	Chief Financial Officer and President (principal financial and accounting officer)	October 20, 2015
Michael L. Peterson

/s/ Elizabeth P. Smith	Director	October 20, 2015
Elizabeth P. Smith

/s/ David C. Crikelair	Director	October 20, 2015
David C. Crikelair

/s/ David Z. Steinberg	Director	October 20, 2015
David Z. Steinberg

EXHIBIT INDEX

Exhibit No.	Description
4.1	PEDEVCO Corp. 2012 Equity Incentive Plan, as amended (1)
4.2	PEDEVCO Corp. 2012 Equity Incentive Plan - Form of Restricted Shares Grant Agreement (2)
4.3	PEDEVCO Corp. 2012 Equity Incentive Plan - Form of Stock Option Agreement (2)
4.4	Pacific Energy Development Corp. 2012 Equity Incentive Plan (2)
4.5	Pacific Energy Development Corp. 2012 Plan - Form of Restricted Shares Grant Agreement (2)
4.6	Pacific Energy Development Corp. 2012 Plan - Form of Stock Option Agreement (2)
4.7	Pacific Energy Development Corp. - Form of Restricted Shares Grant Agreement (2)
4.8	Pacific Energy Development Corp. - Form of Stock Option Agreement (2)
4.9	Consultant Stock Option Agreement, dated October 7, 2011, entered into by and between Michael L. Peterson and the Registrant (2)
4.10	Employee Stock Option Agreement, dated October 7, 2011, entered into by and between Valentina Babichev and the Registrant (2)
4.11	Consultant Stock Option Agreement, dated October 7, 2011, entered into by and between Y.M. Shum and the Registrant (2)
4.12	Consultant Stock Option Agreement, dated October 7, 2011, entered into by and between Kathleen Cole and the Registrant (2)
4.13	Employee Stock Option Agreement, dated June 18, 2012, entered into by and between Frank C. Ingriselli and the Registrant (2)
4.14	Employee Stock Option Agreement, dated June 18, 2012, entered into by and between Michael L. Peterson and the Registrant (2)
4.15	Employee Stock Option Agreement, dated June 18, 2012, entered into by and between Clark R. Moore and the Registrant (2)
5.1	Opinion of The Loev Law Firm, PC (included with this registration statement)
23.1	Consent of GBH CPAs, PC (included with this registration statement)
23.2	Consent of South Texas Reservoir Alliance LLC (included with this registration statement)
23.3	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)

(1)      Previously filed on October 13, 2015, as exhibit 10.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.
(2)      Previously filed on October 31, 2013, as an exhibit to the Registrant’s Form S-8 Registration Statement and incorporated herein by reference.